As filed with the Securities and Exchange Commission on March 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMOLECULAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1616267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3011 N. First Street

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

Intermolecular, Inc. 2011 Incentive Award Plan

(Full Title of the Plan)

David Lazovsky

President and Chief Executive Officer

Intermolecular, Inc.

3011 N. First Street

San Jose, CA 95134

(Name and address of agent for service)

(408) 582-5700

(Telephone number, including area code, of agent for service)

Copies to:

Patrick A. Pohlen

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering		Aggregate	Amount of
to be Registered	Registered(1)		Price Per Share		Offering Price	Registration Fee(4)
Common Stock, par value $0.001 per share	1,899,862	(2)	$5.12	(3)	$9,727,294	$1,115

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2011 Incentive Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)   Represents 1,899,862 additional shares of the Registrant’s common stock reserved for future issuance under the 2011 Plan.

(3)          This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee.  The Proposed Maximum Offering Price Per Share is $5.12, which is the average of the high and low prices for the Registrant’s common stock as reported on the NASDAQ Global Select Market on March 12, 2012.

(4)          The Registrant previously filed a registration statement on Form S-1 (Registration No. 333-175877) with the Securities and Exchange Commission on July 29, 2011 (the “Initial Filing,” and as amended to date, the “S-1 Registration Statement”).  A filing fee of $23,220 was paid by the Registrant prior to the Initial Filing, which was calculated assuming an estimated aggregate offering of $200,000,000 of the Registrant’s common stock.  Pursuant to Rule 457(p) under the Securities Act, any unused portion of the $23,220 filing fee for such unsold common stock under the S-1 Registration Statement is entitled to be used to offset future filing fees.  On November 23, 2011, the Registrant filed a registration statement on Form S-8 (Registration No. 333-178154) with the Securities and Exchange Commission (the “2011 S-8 Filing”) in connection with the registration of 8,105,592 shares of common stock subject to outstanding awards under the Registrant’s 2004 Equity Incentive Plan, as amended, and 4,472,236 shares of common stock subject to outstanding awards or available for future issuance under the 2011 Plan.  The registration fee for the 2011 S-8 Filing was $7,078, the entirety of which was offset by the registration fees paid in connection with unsold common stock registered under the S-1 Registration Statement.  In accordance with Rule 457(p), the entirety of the registration fee for this registration statement on Form S-8, or $1,115, is also being offset by remaining unused portion of the registration fees.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

On November 23, 2011, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-178154) relating to shares of the Registrant’s common stock, par value $0.001 per share, to be offered and sold under the 2011 Plan.   The number of shares of the Registrant’s common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2012 pursuant to the terms of the 2011 Plan. The Registrant is hereby registering an additional 1,899,862 shares issuable under the 2011 Plan, none of which have been issued as of the date of this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement are incorporated by reference in this Registration Statement, with such modifications as set forth below.

Item 8.   Exhibits.

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Intermolecular, Inc.(1)

4.2	Amended and Restated Bylaws of Intermolecular, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Intermolecular, Inc. 2011 Incentive Award Plan(4)

4.5	Form of Stock Option Grant Notice and Stock Option Agreement under the 2011 Incentive Award Plan(5)

4.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2011 Incentive Award Plan(6)

4.7	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan(7)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(4)         Previously filed as Exhibit 10.14a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(5)         Previously filed as Exhibit 10.14b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(6)         Previously filed as Exhibit 10.14c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(7)         Previously filed as Exhibit 10.14d to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 16th day of March, 2012.

INTERMOLECULAR, INC.

By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David E. Lazovsky and Peter L. Eidelman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID E. LAZOVSKY	President, Chief Executive Officer and Director	March 16, 2012
DAVID E. LAZOVSKY	(Principal Executive Officer)

/s/ PETER L. EIDELMAN	Chief Financial Officer	March 16, 2012
PETER L. EIDELMAN	(Principal Financial and Accounting Officer)

/s/ THOMAS R. BARUCH	Director	March 16, 2012
THOMAS R. BARUCH

/s/ MARVIN D. BURKETT	Director	March 16, 2012
MARVIN D. BURKETT

/s/ IRWIN FEDERMAN	Director	March 16, 2012
IRWIN FEDERMAN

/s/ BRUCE M. MCWILLIAMS	Director	March 16, 2012
BRUCE M. MCWILLIAMS

/s/ GEORGE M. SCALISE	Director	March 16, 2012
GEORGE M. SCALISE

/s/ JOHN L. WALECKA	Director	March 16, 2012
JOHN L. WALECKA

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Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Intermolecular, Inc.(1)

4.2	Amended and Restated Bylaws of Intermolecular, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Intermolecular, Inc. 2011 Incentive Award Plan(4)

4.5	Form of Stock Option Grant Notice and Stock Option Agreement under the 2011 Incentive Award Plan(5)

4.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2011 Incentive Award Plan(6)

4.7	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan(7)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(4)         Previously filed as Exhibit 10.14a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(5)         Previously filed as Exhibit 10.14b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(6)         Previously filed as Exhibit 10.14c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(7)         Previously filed as Exhibit 10.14d to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

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